UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: February 20, 2008

(Date of Earliest Event Reported)

POTLATCH CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA	99201
(Address of principal executive offices)	(Zip Code)

(509) 835-1500

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) At a meeting of the Board of Directors of Potlatch Corporation (the “Company”), held on February 20, 2008, the Board adopted amendments to the Potlatch Corporation Management Performance Award Plan II (the “MPAP”) which are effective for the 2008 award year.

As amended, corporate performance under the MPAP will now be measured against a funds from operations target and operating division performance will now be measured against an earnings before income tax, depreciation, depletion and amortization target. Prior to the amendment, corporate performance was measured by the return on stockholder’s equity relative to peer companies and operating division performance was measured against the return on invested capital relative to budget.

The corporate performance modifier has also been amended to consist of four categories of corporate performance: superior, target, threshold, and below threshold. Depending on the level of corporate performance, the target bonus pool under the MPAP will be funded as follows: superior corporate performance will result in 200% funding; target corporate performance will result in 100% funding; threshold corporate performance will result in 25%funding; and below threshold corporate performance will result in no funding.

The individual performance modifier has also been amended to range from 0% to 200%, with a threshold of 25%. Prior to the amendment, the individual performance modifier ranged from 0 to 1.4 times target, with a threshold of 0.5 times.

The definition of “change in control” under the MPAP has also been amended to include an acquisition by any person or entity of beneficial ownership of 30% or more in either the common stock of the Company or the combined voting power of the outstanding voting securities of the Company other than pursuant to a business combination allowable under the MPAP.

The above is a summary of the material amendments to the MPAP and does not purport to be complete. This summary is qualified in its entirety by reference to the Management Performance Plan II, a copy of which is attached as Exhibit (10)(r)(iv).

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

(10)(r)(iv)	Potlatch Corporation Management Performance Award Plan II, adopted September 16, 2006, as amended through February 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 26, 2008	POTLATCH CORPORATION

	By:	/s/ Michael S. Gadd
Name: Michael S. Gadd
Title: Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
(10)(r)(iv)	Potlatch Corporation Management Performance Award Plan II, adopted September 16, 2006, as amended through February 20, 2008.